                          PRE-EFFECTIVE AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SPLIT SECOND TRADING, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        FLORIDA                            6799                   59-3615724
---------------------------   ----------------------------   -------------------
 (State of Incorporation)     (Primary Standard Industrial    (I.R.S. Employer
Classification Code Number)                                  Identification No.)

                               100 S. ASHLEY DRIVE
                                   SUITE 2050
                              TAMPA, FLORIDA 33602
                 TELEPHONE: (813) 505-8222 - FAX: (813) 227-9490
                 -----------------------------------------------
                          (Principal Executive Offices)

                                GEORGE CARAPELLA
                           CHIEF EXECUTIVE OFFICER AND
                         ACTING CHIEF OPERATING OFFICER
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                                   COPIES TO:
                           DAVID M. JEFFRIES, ESQUIRE
                     BUSH ROSS GARDNER WARREN & RUDY, P. A.
                             220 S. FRANKLIN STREET
                              TAMPA, FLORIDA 33602
                  TELEPHONE: (813) 224-9255 FAX: (813) 223-9620
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement, as determined (by market conditions and other factors. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
                                                                           Proposed           Proposed
                                                           Dollar           maximum            Maximum             Amount of
               Title of each class of securities        Amount to be    offering price    Aggregate Offering     Registration
                        to be registered                 registered        per Unit             Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share ............     2,000,000          $.50            $1,000,000            $264.00
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                           SPLIT SECOND TRADING, INC.

                              CROSS REFERENCE SHEET

           Showing Location in Prospectus of Part I Items of Form SB-2



Item Number and Heading
in Form SB-2 Registration Statement                                                 Location In Prospectus
-----------------------------------                                                 ----------------------
1.     Front of Registration Statement and
       Outside Front Cover Page of Prospectus.......................................Outside Front Cover Page

2.     Inside Front and Outside Back Cover
       Pages of Prospectus..........................................................Inside Front Cover Page;
                                                                                    Outside Back Cover

3.     Summary Information and Risk Factors.........................................Prospectus Summary; Risk Factors

4.     Use of Proceeds..............................................................Prospectus Summary; Use of Proceeds.

5.     Determination of Offering Price..............................................Outside Front Cover Page; Risk Factors

6.     Dilution.....................................................................Risk Factors; Dilution

7.     Selling Security Holders.....................................................Selling Security Holders

8.     Plan of Distribution.........................................................Outside Front Cover Page

9.     Legal Proceedings............................................................Not Applicable.

10.    Directors, Executive Officers, Promoters
       and Control Person...........................................................Management; Principal Shareholders

11.    Security Ownership of Certain Beneficial
       Owners and Management........................................................Management; Principal Shareholders

12.    Description of Securities....................................................Risk Factors; Capitalization; Securities;
                                                                                    Shares Eligible for Future Sale

13.    Interest of Names Experts and Counsel........................................Legal Matters

14.    Disclosure of SEC Position on
       Indemnification for Securities Act Liabilities...............................Management

15.    Organization within Last Five Years..........................................Management; Principal Shareholders

16.    Description of Business......................................................Prospectus Summary; Business


17.    Management's Discussion and Analysis or
       Plan of Operation............................................................Management's Discussion and Analysis

18.    Description of Property......................................................Not Applicable

19.    Certain Relationships and Related Transaction................................Certain Transactions

20.    Market for Common Equity and Related
       Stockholder Matters..........................................................Outside Front Cover Page; Risk Factors;
                                                                                    Description of the Securities

21.    Executive Compensation.......................................................Management; Executive Compensation

22.    Financial Statements.........................................................Financial Statements

23.    Change in and Disagreements with Accountants
       On Accounting and Financial Disclosure.......................................Not Applicable

PROSPECTUS


                           SPLIT SECOND TRADING, INC.

                        2,000,000 SHARES OF COMMON STOCK,
                     OFFERING PRICE: $.50 PER SHARE MAXIMUM

This prospectus relates to 2,000,000 shares of common stock, $.001 par value, of Split Second Trading, Inc. ("Spilt Second"), a development stage, Florida corporation. Of this amount, 1,000,000 shares are being offered by Split Second and 1,000,000 shares are being offered by Spit Second's founder and sole shareholder, George Carapella. Mr. Carapella has agreed with Split Second to not sell any of his shares offered under this prospectus prior to the sale of all shares being offered by Split Second.



Prior to this offering, there has been no public market for Split Second's common stock and there is no assurance that a public market will develop or continue after the completion of this offering. The initial public offering prices of the shares will be determined solely by Split Second and bears no relation to Split Second's earnings, assets, book value, net worth, or any other factor normally used to value a company. Immediately after the initiation of sales under this prospectus, Split Second plans to pursue quotation of its common stock on the OTC Bulletin Board(R). Prior to quotation, Split Second must be sponsored by a market maker that will register Split Second's common stock for quotation by submitting information on Split Second to the NASD. The NASD usually will approve approves or deny denies the request within three business days of the filing. Split Second does not know whether it will be able to find a market maker willing to sponsor it for quotation on the OTCBB, or whether the NASD will approve Split Second for quotation.

The shares being sold by Split Second will be offered on a "best efforts" basis by Split Second through its officers and directors. Split Second will offer its shares for a price of $.50 per share, but may accept a lesser amount if necessary to sell the shares. There is no minimum amount of shares that must be sold, and offering proceeds will not be placed in any escrow account. This means that Split Second will have the ability to use the offering proceeds as they are received, regardless of how many shares are sold. The offering will continue for 180 days following the date of this prospectus.

SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



---------------------------------------------------------------------------------------------------------------
                                                                                                     Total
                                                                              Total             Proceeds to the
                                                    Underwriting         Proceeds to Split          Selling
                            Price to Public           Discounts              Second               Shareholder
---------------------------------------------------------------------------------------------------------------
Per Share                         $.50                  $-0-                $500,000               $500,000
---------------------------------------------------------------------------------------------------------------


                THE DATE OF THIS PROSPECTUS IS ____________, 2000

                                TABLE OF CONTENTS



SECTION                                                                  PAGE NUMBER
GENERAL INFORMATION ..................................................         5
PROSPECTUS SUMMARY ...................................................         6
         Split Second ................................................         6
         The Offering ................................................         7
RISK FACTORS .........................................................         8
USE OF PROCEEDS ......................................................        17
DETERMINATION OF OFFERING PRICE ......................................        18
         Dividend Policy .............................................        18
         Dilution ....................................................        19
CAPITALIZATION .......................................................        21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATION ..........................        22
BUSINESS .............................................................        23
         Split Second ................................................        23
         The Online Trading Industry .................................        23
         Online Trading Products and Services ........................        24
Growth Strategies for Expansion ......................................        24
Quality & Customer Support ...........................................        25
         Pricing .....................................................        25
         Industry Overview ...........................................        25
         Trends Within the Industry ..................................        26


SECTION                                                                  PAGE NUMBER
         Trend Toward Discount Brokers ...............................        26
         Trend Toward More Sophisticated Traders/Investors ...........        26
         Discount Brokers ............................................        27
         Online Brokers ..............................................        27
         Marketing Strategy ..........................................        27
         Employees ...................................................        27
         Legal Proceedings ...........................................        27
MANAGEMENT ...........................................................        28
         Directors and Executive Officers ............................        28
         Executive Compensation ......................................        29
         Chief Operating Officer, Secretary ..........................        29
         Director Compensation .......................................        29
         Employment Agreements .......................................        29
PRINCIPAL SHAREHOLDERS ...............................................        30
SELLING SHAREHOLDERS .................................................        30
DESCRIPTION OF SECURITIES ............................................        30
SHARES ELIGIBLE FOR FUTURE SALE ......................................        31
TRANSFER AND WARRANT AGENT ...........................................        32
LEGAL MATTERS ........................................................        32
EXPERTS ..............................................................        32
ADDITIONAL INFORMATION ...............................................        32

                               GENERAL INFORMATION


IN MAKING AN INVESTMENT DECISION, YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

IF SPLIT SECOND IS ABLE TO OBTAIN MARKET MAKERS WILLING TO SPONSOR ITS STOCK FOR QUOTATION ON THE OTC BULLETIN BOARD, THESE MARKET MAKERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE SHARES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. THESE TRANSACTIONS MAY BE AFFECTED ON THE OTC ELECTRONIC BULLETIN BOARD OR OTHERWISE. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

As of the date of this prospectus, Split Second will become subject to the reporting requirements of the Exchange Act of 1934, and accordingly will file all reports, proxy statements and other information with the SEC. Split Second intends to furnish its shareholders with annual reports containing audited financial statements after the end of each fiscal year, and make available such other periodic reports as Split Second may deem to be appropriate or as may be required by law. Split Second's fiscal year ends on December 31 of each year.

                               PROSPECTUS SUMMARY


The following summary may not contain all of the information that may be important to you as an investor. You should read the entire prospectus, including the financial data and related notes, before making an investment decision. You should carefully consider, among other things, the discussed in "Risk Factors." Unless the context requires otherwise, all references in this prospectus to "Split Second," "we," "our" and "us" refer to Split Second Trading, Inc.

SPLIT SECOND

Split Second is headquartered in Tampa, Florida and was formed for the purpose of providing online brokerage and financial services. We intend to offer a comprehensive range of services designed to attract a diverse range of investors, from the average investor to the sophisticated or retail and/or institutional stock trader. We intend to offer an online trading system under the name "Split Second Trader." We intend to actively market and brand the name to attract stock traders with an interest in online securities trading. Split Second does not have, and will not have following completion of this offering, the equipment and personnel necessary to provide online securities trading. Our plan is to enter into private label agreements with third party service providers that will provide real time market data and order processing for our clients. We will be totally dependent upon these service providers for the services comprising the core of our business.

Split Second is a development stage company and as of the date of this prospectus, has not conducted any business operations. Prior to commencing operations, we will need to obtain both regulatory approval as a securities broker/dealer and contractual agreements with third party service providers. We do not know how quickly we can accomplish these objectives, if at all. We will be totally dependent upon the proceeds from this offering to fund our development into an operating company. However, even with the proceeds from this offering, we cannot be certain that we can obtain the necessary regulatory approvals or find suitable third party providers. See "Risk Factors."

As a start-up entity, Split Second has had no experience in the securities brokerage industry. Our founder, President and sole shareholder, George Carapella, has had only limited experience in the securities industry, and no experience with the on-line trading segment of that business. Accordingly, Split Second will rely heavily on personnel it will engage, either as employees or independent contractors, and third party service providers.

Split Second was incorporated in Florida in January 1999 and maintains its executive offices at 100 S. Ashley Drive, Suite 2050, Tampa Florida 33502. Split Second's telephone number is (813) 505-8222.


                                  THE OFFERING


Securities Offered                          2,000,000 shares of common stock,
                                            1,000,000 of which are being offered
                                            by Split Second and 1,000,000 by
                                            Split Second's founder and sole
                                            shareholder, George Carapella. See
                                            "Description of Securities."


Maximum Offering Price                      $.50 per share.


Use of Proceeds                             General corporate purposes
                                            including, but not limited to,
                                            organizing and registering as a
                                            broker/dealer with the NASD,
                                            marketing and working capital.

Risk Factors                                An investment in the shares involves
                                            a high degree of risk and therefore
                                            the shares should not be purchased
                                            by anyone who cannot afford the loss
                                            of their entire investment.
                                            Prospective purchasers of the shares
                                            should carefully review and consider
                                            the factors set forth under "Risk
                                            Factors" as well as other
                                            information contained in this
                                            prospectus, before purchasing any of
                                            the shares. See "Risk Factors."



                             SUMMARY FINANCIAL DATA

The following is a summary of our Financial Statements for the year ended December 31, 1999, and for the six-month period ended June 30, 2000. This Summary should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and attached notes included in this prospectus.

STATEMENT OF OPERATIONS DATA:



                                                       YEAR ENDED                SIX MONTHS ENDED
                                                    DECEMBER 31, 1999              JUNE 30, 2000
                                                    -----------------            ----------------
                                                        (AUDITED)                   (UNAUDITED)
Revenues                                                      $0                           $0
Occupancy and equipment rental                                 0                            0
Other expenses                                            17,485                       69,366


Net income (loss) per share                              (17,485)                     (69,366)
BALANCE SHEET DATA:
Working Capital                                                0                            0
Total Assets                                               5,000                       18,869
Total Liabilities                                         13,485                       96,720
Stockholder's Equity                                      (8,485)                     (77,851)


                                  RISK FACTORS


An investment in the shares being offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors, together with the other information presented in this prospectus, including the financial statements and accompanying notes. We have divided the risk factors into two categories, one of which relates to risks associated with Split Second's current condition and intended business plan, and the other with risks particular to this offering. In both categories, the most important risk factors in the view of management have been listed first, although investors are urged to consider all of the risk factors listed below.

RISK FACTORS RELATED TO SPLIT SECOND AND ITS BUSINESS PLAN:

SPLIT SECOND HAS NO OPERATING HISTORY

Split Second was recently reorganized in January 1999 and we have had no operations to date. Accordingly, Split Second has no record of an operating history upon which investors may base an evaluation of its performance or any assumption that Split Second will be profitable. For at least the current fiscal year, we are likely to incur losses from startup operations as a result of, among other things, organization expenses, registration expenses, marketing and expansion costs. Split Second may never commence operations or if operations are initiated, we may never achieve and/or sustain profitable operations. Therefore, Split Second's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by a new small business operating in a highly regulated and competitive industry. See "Business."

SPLIT SECOND WILL INITIALLY BE HEAVILY DEPENDENT ON FOUNDER

Split Second will initially be totally dependent upon the experience, abilities and continued services of George Carapella, its Chief Executive Officer, acting Chief Operating Officer, Secretary and Director. The loss of services of Mr. Carapella could cause Split Second to completely cease operations and would at the very least have a material adverse effect on Split Second's business, financial condition or results of operation. Split Second has entered into a three (3) year employment agreement with Mr. Carapella. See "Management."

SPLIT SECOND'S FOUNDER WILL BE ENGAGED IN OTHER ENTERPRISES

Mr. Carapella is engaged in management of another company and will only devote half of his time to development of Split Second's business plan. See "Management." Mr. Carapella's attention to another business could impact the completion of this offering and/or delay Split Second's efforts to commence operations.

SPLIT SECOND WILL BE HAVE IMMEDIATE NEED FOR ADDITIONAL EXECUTIVE OFFICERS AND EMPLOYEES

Mr. Carapella is not licensed to operate a broker/dealer or sell securities, and furthermore will be devoting only half of his time and attention to Split Second. Mr. Carapella is also a founder, director and officer of a travel services company which will require the remainder of his time. See "Management." As a result, prior to commencing operations Split Second will be required to secure the services of individuals qualified and licensed to manage and operate a broker/dealer. We cannot be certain that Split Second will be able to identify the proper individuals or that such individuals would be willing to be employed by Split Second on terms acceptable to Split Second. Assuming qualified individuals are retained, the loss of one or more of these employees could materially impact, or even terminate, Split Second's operations.

SPLIT SECOND WILL BE HEAVILY DEPENDENT UPON THIRD PARTY SERVICE PROVIDERS

In order to provide its customers with quotation and transaction processing, Split Second will have to contract with third parties which provide these services. We currently do not have contractual commitments for these services and as of the date of this prospectus, have not entered into negotiations with any service providers. We cannot be certain that we will be successful in obtaining contracts for the provision of our core services, or that the terms of these contracts will allow us to operate competitively or profitably. Assuming that satisfactory contractual commitments are obtained, we will for the indefinite future remain heavily dependent upon third parties' performance for the provision of our core services.

SPLIT SECOND'S OPERATIONS WILL BE SUBJECT TO SUBSTANTIAL REGULATION

In order to offer online trading and other investment services, Split Second will be required to become licensed with the NASD as a broker/dealer. Split Second's business will be subject to extensive regulation at both the federal and state level, as well as by industry self-regulatory organizations.

The SEC is the agency primarily responsible or administration of federal securities laws. Much of the regulation of broker/dealers, however, has been delegated by the SEC to industry self-regulatory organizations like the NASD. The NASD has the authority to adopt rules (which are subject to approval by the SEC) for governing the industry and the NASD conducts periodic examinations to ensure compliance. In the event that Split Second violates the NASD rules, its NASD membership can be suspended or revoked and the NASD may impose fines upon it or censure it. Broker/dealers are also subject to regulation by state securities commissions in the states in which they are registered.

The SEC, other governmental authorities and self-regulatory organizations have the authority to institute administrative or judicial proceedings against any entity subject to their jurisdiction and the entity's officers and employees. These proceedings may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the de-registration or suspension of a broker/dealer, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on Split Second's perceived creditworthiness, reputation and competitiveness. Customers of Split Second or others who allege that they have been damaged by Split Second's violation of applicable regulations also may seek to obtain compensation from Split Second, including the unwinding of any transactions with Split Second.

In addition to the existing laws and regulations affecting Split Second, additional legislation and regulations, amendments to existing laws and regulations may be adopted in the future, or changes in interpretations or enforcement of existing laws and regulations may be adopted in the future. Any such event could directly affect the manner and operation and profitability of Split Second.

SPLIT SECOND WILL HAVE POTENTIAL SECURITIES LAWS LIABILITY EXPOSURE IN CONNECTION WITH ITS BUSINESS.

Many aspects of our business involve substantial risks of liability. In recent years, litigation involving the securities industry has increased, including class actions that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under applicable securities laws.

FAILURE TO COMPLY WITH NET CAPITAL REQUIREMENTS COULD SUBJECT US TO SUSPENSION OR REVOCATION BY THE SEC OR EXPULSION BY THE NASD

The SEC, the NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokers. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require our liquidation. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit our operations that require the use of capital. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our present levels of business, which could harm our business.

WE MAY EXTEND CREDIT TO OUR CLIENTS AND WILL BE SUBJECT TO RISKS AS A RESULT

We are subject to the risks inherent in extending credit to the extent that we permit our clients to purchase securities on a "margin" basis. A portion of our clients' securities activities may be transacted on a margin basis pursuant to which credit will be extended to the client and secured by cash and securities in the client's account, or through "short sales" (i.e., the sale of securities not yet purchased). These risks are exacerbated during periods of volatile markets in which the value of the collateral held by us could fall below the amount borrowed by the client. If margin requirements are not sufficient to cover losses, we may be required to sell or buy securities at prevailing market prices and incur losses to satisfy client obligations.

OUR SUCCESS WILL DEPEND HEAVILY ON THE ACCEPTANCE OF ONLINE COMMERCE AND THE INTERNET

Commercial exploitation of the Internet is still in the development stage and investor use of Internet based securities trading will depend upon the continued adoption of the Internet as a widely used medium for commerce and communication. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development of complementary services and products, such as high speed modems and high speed communication lines. The Internet infrastructure may not be able to support the demands placed on it by rapid growth or could be negatively impacted by delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, or increased governmental regulation. Moreover, critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use, accessibility and quality of service, remain in a state of constant change. These issues may negatively affect the growth of Internet use or the attractiveness of commerce and communication on the Internet. Our business will be materially harmed if critical issues concerning the commercial use of the Internet are not favorably resolved, the necessary infrastructure is not developed, or the Internet does not become a viable commercial marketplace.

SPLIT SECOND WILL OPERATE IN A VERY COMPETITIVE INDUSTRY

The online financial services industry is highly competitive. Split Second will compete with numerous companies such as E*Trade Group, Inc., AmeriTrade Holding Corp., Charles Schwab & Co., Inc., TD Waterhouse, Discover Brokerage Direct, PC Financial Network, Datek Securities Corp. Most of Split Second's competition are larger and have greater financial and other resources than Split Second. Increased competition could result in price reductions which could materially adversely affect Split Second's business prospects. Further, there can be no assurance that Split Second will be able to compete successfully against current and future competitors or that competitive pressures faced by Split Second will not have a material adverse effect on its business, prospects, financial condition and results of operations. See "Business - Competition."

EMPLOYEE MISCONDUCT IS DIFFICULT TO DETECT AND COULD HARM OUR BUSINESS.

There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. Misconduct by employees could include binding us to transactions that exceed authorized limits or present unacceptable risks, or hiding from us unauthorized or unsuccessful activities. In either case, this type of misconduct could result in unknown and unmanaged risks or losses. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to deter employee misconduct, and the precautions we will take to prevent and detect this activity may not be effective in all cases.


THERE MAY NOT BE A PUBLIC MARKET FOR SPLIT SECOND'S COMMON STOCK

Prior to this offering, there has been no public market for Split Second's common stock. We anticipate that if the offering is successful, Split Second's common stock will be listed for quotation on the OTC Bulletin Board, but we cannot be certain that any active trading market for the shares will develop. If any market for the shares does develop, we cannot be certain that it will continue. Accordingly, unless and until a public market develops, purchasers of the shares may experience difficulty selling or otherwise disposing of their shares.

OUR STOCK PRICE MAY TRADE BELOW THE OFFERING PRICE

If a trading market does develop for Split Second's common stock, the initial trading price of the common stock will be determined by the broker filing the Form 211 with the NASD to initiate trading on the OTC Bulletin Board. This price may not reflect the actual value of the common stock and may bear no relationship to the price at which the common stock will trade after it initially commences trading. Furthermore, the initial or any subsequent trading price may be below the price paid by investors in this offering.

OUR STOCK PRICE MAY BE VOLATILE

From time to time after this offering, there may be significant volatility in the market price of the shares. Our quarterly operating results or other developments, such as announcements by Split Second or our competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of our common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies.

SPLIT SECOND MAY NOT BE ABLE TO OBTAIN NEEDED FINANCING

Split Second anticipates that if all shares offered by it are sold, the proceeds will be sufficient to fund its operation for a maximum of three to six months. Management believes that this would include the initial formation of a broker/dealer and implementation of Split Second's marketing program. Thereafter, Split Second will likely need to raise additional funds to continue to implement its expansion strategy. We cannot be certain that additional financing will be available, or if available, will be on favorable terms.

SPLIT SECOND WILL CONTINUE TO BE CONTROLLED BY ITS FOUNDER

Upon the sale of all 1,000,000 shares offered by Split Second, Mr. Carapella will beneficially own 80% of its outstanding common stock. If all the shares offered by Mr. Carapella are sold, he will still own 60% of Split Second's outstanding common stock. Split Second's stockholders do not have the right to cumulative voting in the election of directors. Accordingly, Mr. Carapella will be in a position to exert control over the business and operations of Split Second, including the election of all directors of Split Second and approval of all corporate transactions. See "Principal Stockholders."

WE HAVE SUFFERED OPERATING LOSSES AND CANNOT PREDICT WHETHER OUR FUTURE OPERATIONS WILL BE PROFITABLE.

Since the formation of Split Second in January 1999, we have had no operations or income. Accordingly, Split Second has experienced accumulated losses equal to the expenses it has incurred which, as of June 30, 2000, equaled $86,851. As of June 30, 2000, Split Second had an accumulated deficit in shareholders equity of $77,851.

SHARES ELIGIBLE FOR FUTURE SALE MAY DEPRESS STOCK PRICE

Split Second has issued and outstanding 4,000,000 shares of common stock which were issued to Mr. Carapella by Split Second in a private transaction in reliance upon exemptions from registration under the Securities Act. These shares may be sold only pursuant to an effective registration statement or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. Mr. Carapella has registered 1,000,000 of his shares for sale in this offering, leaving 3,000,000 shares that may be sold at some point under Rule 144. In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Split Second, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Split Second or an affiliate of Split Second. The number of shares of common stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Split Second, and who has not been an affiliate of Split Second for 90 days prior to the sale and who has beneficially owned shares acquired from Split Second or an affiliate of Split Second for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Split Second's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices. See "Description of Securities - Shares Eligible for Future Sale."

Split Second does not anticipate paying dividends in the foreseeable future. Split Second is a development stage company and has never declared or paid any cash dividends on its common stock. Split Second intends to retain its earnings, if any, to finance the growth and development of its business and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit Split Second's ability to pay dividends on the common stock. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon Split Second's financial condition, results of operations, capital and legal requirements and such other factors as the Board of Directors deems relevant. See "Dividend Policy."

SPLIT SECOND'S SECURITIES WILL BE SUBJECT TO THE PENNY STOCK RULES WHICH COULD AFFECT THE LIQUIDITY OF THE SECURITIES.

Split Second intends to seek quotation of its common stock on the OTC Bulletin Board. In the absence of the common stock being quoted at a market price of at least $5.00 per share or certain other exemptions, trading of the common stock would be covered by Rule 15g-9 promulgated under the Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. The rule requires that broker-dealers who recommend securities covered by the rule to persons other than established customers and accredited investors make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to sale. Furthermore, broker/dealer's must disclose the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. If the broker/dealer is the sole market maker for the security, the monthly account statements must also disclose this fact and the broker/dealer's presumed control over the market for the security.

Split Second will initially be subject to the regulations applicable to penny stocks. Accordingly, the level of trading activity in Split Second's common stock will likely be reduced, limiting the ability of broker/dealers to sell the securities and the ability of purchasers in this offering to sell their shares in the secondary market.

RISK FACTORS RELATED TO THIS OFFERING:

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD PRIOR TO USE OF OFFERING PROCEEDS

This offering is being conducted on a best efforts basis, with no minimum amount of shares that must be sold prior to management's use of the proceeds. This type of offering is especially risky because investors will have no assurance that Split Second will be able to sell enough shares to commence operations. If we are unable to sell enough shares to activate our business plan, the investors that did purchase shares will likely lose their entire investment. Investors in this offering will suffer immediate substantial dilution.

DILUTION

If all shares are sold at $.50 per share, the investors in this offering will suffer immediate dilution of $.41 per Share. If shares are sold at amounts less than $.50 per shares, some investors could experience even greater dilution. See "Dilution."

THE SHARES MAY BE SOLD TO INVESTORS AT DIFFERENT PRICES

Split Second has established a maximum offering price for its shares of $.50 per share. To complete the offering, we may need to sell shares at prices below $.50 per share. If we sell shares at prices below the price you paid, your investment in Split Second will be further diluted.

MANAGEMENT HAS BROAD DISCRETION IN APPLICATION OF PROCEEDS.

We intend to use the net proceeds of this offering to register Split Second as a broker/dealer, net capital requirements and general working capital. Within these parameters, our management will have significant flexibility in the use of the proceeds and the failure our management to apply the funds effectively could harm our business. See "Use of Proceeds."

THE OFFERING PRICE OF THE SHARES HAS BEEN ARBITRARILY DETERMINED

The offering price of the shares has been determined solely by Split Second and is not necessarily related to Split Second's assets, earnings, book value or any other objective standard of value.

USE OF FORWARD LOOKING STATEMENTS

Split Second has not had any operations which means that all descriptions of its business contained in this prospectus are based not on historical operations, but upon plans and assumptions made by Split Second's management. These "forward-looking statements" are typically phrased using words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" and similar expressions or variations. As these plans are activated, the results may differ significantly from the results anticipated by management due to unanticipated events, many of which are discussed in this "Risk Factors" section.

                                 USE OF PROCEEDS


Assuming the sale of all shares being offered by Split Second at a price of $.50 per share, the net proceeds to Split Second, after deducting estimated expenses payable by Split Second in connection with the offering, are estimated to be approximately $475,000. Split Second expects to use the net proceeds as follows:


                                                                  PERCENTAGE OF
PURPOSE                                     AMOUNT                 NET PROCEEDS
-------                                    --------               -------------
Organizational and Broker
Registration Expenses                      $375,000                     79%
Working Capital                            $100,000                     21%
                                           --------                     ---
Total                                      $475,000                    100%

---------------


Pending application of the proceeds of this offering, we intend to invest the net proceeds in certificates of deposit, money market accounts, United States government obligations or other short-term interest bearing obligations of investment grade.

The table above represents Split Second's best estimate of its allocation of the net proceeds of the sale of the shares based upon Split Second's business plan and current economic and industry conditions. If unanticipated events occur which increase Split Second's organizational and broker registration expenses, amounts allocated to working capital will be used to fund any shortfall. Other than expenses associated with becoming organized and registered as a broker/dealer, the allocations in the table above are only general, and management will have complete discretion over the use of proceeds. See "Risk Factors- Management Has Broad Discretion in Application of Proceeds."

Split Second believes that if all shares offered by it are sold, the net proceeds of this offering will be sufficient to organize a broker/dealer and to satisfy its capital needs for a period of three to six months. This belief is based upon assumptions made by management as to anticipated operating and overhead expenses, the most significant of which are anticipated to be salary expenses, office and equipment lease expenses and net capital requirements. We cannot be certain that assumptions we have made regarding the number and salary of necessary employees, or the required office space and equipment, will prove accurate. If our estimated expenses exceed our expectations, or if there is some unforseen delay in our generation of sales revenue, we could be forced to attempt to raise additional capital immediately upon completion of this offering. See "Risk Factors Split Second May Not Be Able to Obtain needed Financing."

After this three to six-month period, or sooner if our assumptions prove to be incorrect, we may require additional capital in order to meet our then current plans for expansion and capital requirements. This additional financing may take the form of common or preferred stock or debt securities, or may involve bank financing. We cannot be certain that Split Second will be able to obtain additional capital on a timely basis, on favorable terms, or at all. If additional capital cannot be obtained, Split Second may be unable to implement its current plans for expansion. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                         DETERMINATION OF OFFERING PRICE


There is currently no public market for Split Second's common stock. Management plans to offer the shares at prices determined from time to time by management, up to a maximum of $.50 per share. Management may sell shares for less than $.50 per share in the event a purchaser purchases a significant number of shares or Split Second has limited success in selling its shares for $.50 per share.


                                 DIVIDEND POLICY


Split Second has never paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by Split Second on its common stock will be at the discretion of the Board of Directors and will depend on its earnings, financial condition, cash flows, capital requirements and other considerations as the Board of Directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit Split Second's ability to pay dividends on its common stock.

                                   DILUTION(1)


As of December 31, 1999, the net tangible book value of Split Second's common stock was $ (13,485) or $(.0034) per share of the common stock. The net tangible book value of Split Second's common stock is the tangible assets less total liabilities. Dilution per share represents the difference between the amount paid per share by purchasers in this Offering and the net tangible book value per share after the Offering.

After giving effect to the sale by Split Second of 1,000,000 shares of common stock offered hereby and the application of the net proceeds thereof, the net tangible book value of Split Second's common stock as of December 31, 1999 would have been approximately $461,515 or $.0923 per share. This represents an increase in the net tangible book value per share of $.0957 to Split Second's existing shareholders and an immediate dilution of $.41 per share to new stockholders purchasing common stock in this Offering.


The following table illustrates this dilution on a per share basis:

Assumed public offering price per share .........................      $   .50


Net tangible book value per share before Offering ...............      $(.0034)


Increase per share attributable to payments by new stockholders .      $ .0957
                                                                       -------


Net tangible book value per share after Offering ................      $ .0923
                                                                       -------


Dilution per share ..............................................      $   .41
                                                                       =======


         The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of common stock purchased from Split Second, and the total consideration and the average price per share paid:


---------------
(1) Assumes that Split Second sells the shares for $.50 per Share maximum offering price.


                                          Percentage of
                                           Outstanding                      Percent of      Average
                                            Shares of         Total            Total         Price
                           Shares of         Common       Consideration    Consideration      Per
                          Common Stock        Stock           Paid              Paid         Share
                          ------------    -------------   -------------    -------------    -------
Existing Stockholder       4,000,000             80%           $9,000(2)         1.8%       $.0023
New Investors              1,000,000             20%         $500,000           98.2%       $  .50
TOTAL                      5,000,000          100.0%         $509,000            100%       $  .10

---------------
(2) Consisting of $5,000 in cash and $4,000 in services.

                                 CAPITALIZATION


The following table sets forth the capitalization of Split Second as of December 31, 1999, and as adjusted to give effect to the possible sale by Split Second of up to 1,000,000 shares. There is no minimum number of shares that must be purchased in this offering so there can be no certainty that Split Second will be able to sell all 1,000,000 shares offered. Furthermore, shares may be sold for less than $.50 per share. The table has been prepared for illustrative purposes to show the capitalization if all 1,000,000 shares are in fact sold and are sold for a price of $.50 per share. The adjusted capitalization will be different if less than 1,000,000 shares are sold or if shares are sold for less than $.50 per share. The table should be read in conjunction with the financial statements and attached notes appearing elsewhere in this prospectus.




------------------------------------------------------------------------------------------------------------
                                                                 December 31, 1999         December 31, 1999
                                                                       Actual                As Adjusted(3)
------------------------------------------------------------------------------------------------------------
Total assets:                                                         $  5,000                 $500,000
------------------------------------------------------------------------------------------------------------
Total current liabilities:                                              13,485                   13,485
------------------------------------------------------------------------------------------------------------
Long-term debt:                                                              0                        0
------------------------------------------------------------------------------------------------------------
Stockholder's equity: Common stock $.001 par value,                      4,000                    5,000
50,000,000 shares authorized; 4,000,000 shares outstanding;
5,000,000 shares outstanding as adjusted
------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                               5,000                  499,000
------------------------------------------------------------------------------------------------------------
Total Stockholders Equity                                               (8,485)                 486,515
------------------------------------------------------------------------------------------------------------
Total Liability and Stockholders Equity                               $  5,000                 $500,000
------------------------------------------------------------------------------------------------------------


----------------
(3) Assumes sale of 1,000,000 shares of common stock at $.50 per share, less expenses estimated to aggregate $25,000.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Split Second is a development stage company that was organized by Mr. George Carapella as a Florida corporation on January 6, 1999. Since its inception, Split Second's activities have been limited to developing its business plan, issuing common stock to Mr. Carapella, preparing initial financial statements and preparing for this offering.

On January 6, 1999, Split Second issued 4,000,000 shares of common stock to Mr. Carapella in exchange for his efforts in organizing Split Second. Mr. Carapella made a payment of $5,000 to an attorney engaged to prepare this prospectus, considered capital contribution.

COMPARISONS OF OPERATIONS SINCE INCEPTION TO JANUARY 6, 2000 TO DECEMBER 31,
1999

For the period ended December 31, 1999, Split Second did not have any revenues as it is in the development stage. For the period ended December 31, 1999 salaries were $10,000, reflecting one month expense under the employment agreement to its Chief Executive Officer. During the same period, legal expenses were $2,830 reflecting normal legal expenses in connection with Split Second's efforts to raise capital. Additionally, for the same period, organization expenses were $4,255.

COMPARISONS OF OPERATIONS FROM JANUARY 1, TO JUNE 30, 2000

For the period from January 1, to June 30, 2000, the Company did not have any revenues as it is in the development stage. For this period salaries increased by $60,000 reflecting salary under the employment agreement to its chief executive officer. During the same period, legal expenses increase by $4,991 reflecting normal legal expenses in connection with the Company's general corporate matters. Additionally, for the same period, public company expense increase by $1,914 reflecting filing fees and expenses in connection with Split Second's filing of its registration statement, and other expenses increased $2,461 reflecting normal administrative costs.

LIQUIDITY AND CAPITAL RESOURCES


Split Second is in the development stage and its operations to date have been funded by Mr. Carapella. In order to commence operations, Split Second will need to hire key employees, secure and equip an office facility, secure a broker/dealer license and contract with third party service providers for the provision of Split Second's core services. Because the third party service providers do not require substantial deposits, the largest funding requirements will be for employment and office related expenses and net capital requirements. Without the funding provided by this offering, Split Second will not have sufficient capital to implement its business plan to become a registered broker/dealer offering online securities trading services. See "Use of Proceeds and "Risk Factors."

As of the date of this prospectus, Split Second had no material commitments for capital expenditures.


                                    BUSINESS


SPLIT SECOND

Headquartered in Tampa, Florida, Split Second plans to seek registration as a Securities Broker/Dealer with the NASD. Split Second plans to offer comprehensive range of services but will focus on on-line trading. Split Second will contract with existing service providers to offer its financial products for the trading community. Split Second's executive offices are located at 100
S. Ashley Drive, Suite 2050, Tampa, Florida 33602 and its telephone number is
(813) 505-8222.

THE ONLINE TRADING INDUSTRY

The online trading sector is one of the fastest growing segments in the brokerage industry, fueled by the following trends:


           The explosion of personal computers and use of the Internet;

           Low cost, widespread Internet access;

           Free or low cost, high quality market related information online;

           Lower transaction costs online; and

           Market reform on NASDAQ, resulting in full disclosure of bid prices and market makers to the general public.

These factors have combined to create greater access to market information and the ability to offer faster execution of trades, further stimulating demand in the online arena.


ONLINE TRADING PRODUCTS AND SERVICES

Split Second plans to contract with third party service providers to offer an electronic trading system which will employ cutting edge computer hardware and software to instantly deliver real-time market data and process customer orders. The system will be named and branded by Split Second as the "Split Second Trader." As a supplement to electronic trading, Split Second intends to offer quality quote, trading and research services, which we will provide by contracting with a clearing house that provides these services to broker/dealer operating companies. As of the date of this prospectus, we have had only preliminary discussions with companies that can provide Split Second with the services it will require. Based on these discussions, management is confident that required contracts can be negotiated, provided that there can be no certainty regarding the terms and conditions of these contracts until a definitive agreement is executed. See "Risk Factors - Split Second Will Be Heavily Dependent Upon Third Party Service Providers."


GROWTH STRATEGIES FOR EXPANSION


Split Second's goal is to become a technological, service oriented leader in the securities trading field, with operating systems and concepts to empower clients with real time information flow and quality execution systems. Our strategy to accomplish this goal is to initially private label trading and information services offered by third parties so that we can focus on marketing Split Second's services. This strategy will allow management to concentrate on marketing, but will cause Split Second to be heavily dependent upon the performance of third party service providers. See "Risk Factors." Management will attempt to minimize this risk to the extent possible by contracting with service providers that have a reputation for quality and reliability. As Split Second has not begun implementation of its business plan, there can be no certainty that we will be able to achieve our goal.

QUALITY & CUSTOMER SUPPORT


Customer support for all levels of service (trading, administrative, and technical) will be among Split Second's highest priorities. Management realizes that quality customer support is paramount to building a good reputation and to establishing satisfied customers over the long term. Because many online trading firms are offering low pricing, we believe that developing an excellent customer support team is vital to our efforts to differentiate our services from the competition. We believe that as the online trading industry matures, customers will become increasingly sensitive to service issues like efficient execution of orders, hold time on telephone inquiries and accurate and easily accessible statements. To accomplish our goal of providing a high level of customer service, we will strive to hire individuals with significant experience in retail and discount brokerage industries, and we plan on utilizing licensed brokers in customer support roles to the extent possible. We cannot be certain that our efforts will result in Split Second developing a reputation for superior customer service, or that if this reputation does develop, we will be able to use that reputation to obtain additional customers.

PRICING

We plan to initially price our services at a level close to the prices offered by other small firms offering online trading. We will be securing most of our core services from third parties and as a result, do not believe that we will be in a position to underprice our competitors. As stated above, our goal is to distinguish our services by offering a high level of customer service. In order to accomplish this goal, we may need to price our services above the prices generally available to online traders. This could have a negative impact on our marketing efforts.


INDUSTRY OVERVIEW

The retail brokerage industry provides an array of financial services, including the trading of stocks and bonds; investing in mutual funds, IRAs and money market accounts and providing investment research. The industry is currently divided into three different segments: full service brokers, discount brokers and online brokers. Full service brokers command the highest commission rates typically between 3% and 10%, and provide advice on which stocks, bonds, commodities and mutual funds to buy or sell. A full-service broker may also offer an asset management account and advise of financial planning, tax shelters, income limited partnerships and new issues of stock.

In contrast, discount brokers and online brokers, charge commissions that range anywhere between 10% and 90% lower than full service brokers for similar services. Discount brokers emerged in the mid 1970's with the advent of negotiated commissions and the unbundling of investment services. These brokers did not provide advice, but rather executed orders to buy and sell securities at discounted commission rates. Since the 1970's, there has been an explosion of over 100 discount brokers nationwide to fill the increasing demand for low cost trading. By the 1990's, with the blossoming of the Internet, discount brokers began offering their customers an alternative way - trading online to buy and sell securities.

Evolving from the discount brokerage segment of the retail brokerage industry, online brokers most of whom were discount brokers began offering online trading over the Internet during this period. Online trading further reduces the cost involved in executing a trade by elimination the human interaction required by traditional discount brokers. In return, online brokers pass those savings through to their customers, making these brokers the least expensive way to trade securities. Source: Forrester Research.

TRENDS WITHIN THE INDUSTRY

With the information age upon us, the retail brokerage industry has been undergoing dynamic changes. These have been primarily driven by the changing demographics of traders/investors and the methods by which to access information. As individuals become more sophisticated, they are demanding faster execution of trades and lower commission rates on transactions. Further, with advanced trading technologies, individuals are now able to obtain immediate access to real time information. As a result of these trends, discount and online brokers have flourished in recent years.

TREND TOWARD DISCOUNT BROKERS

In recent years, individuals have become much more pro-active in managing their own investments. In addition, since the deregulation of brokerage commissions in 1975 and the resulting unbundling of brokerage services, investors have been moving toward discount brokers for their trading activities.

TREND TOWARD MORE SOPHISTICATED TRADERS/INVESTORS

With the explosion of the Internet over the last few years, individual traders and investors now have access to volumes of market information (such as research reports, new releases and earnings releases). This has enabled individuals to bypass the traditional stockbroker and make more informed decisions on their own. As individuals become more sophisticated, the methods by which they are trading are also changing. Increasingly, individuals are placing orders via the Internet and trading online, versus directly placing an order with their broker via the telephone. These factors, in turn, have caused an increased demand for online brokerage services.

DISCOUNT BROKERS


With the trend in the industry moving towards providing discount and online brokerage services, competition between discount brokers will increase over the next few years. To offer a greater range of services, many discount brokers are now offering online trading to their customers. As online brokers continue to enjoy the fastest growth rates in the industry, more discount brokers will offer online services to accommodate their customers and capture a greater market share. This facet of discount brokers represents the biggest competition to the online category. Charles Schwab & Co., Inc. is the leader in this segment. In addition, there are about 100 other national firms that compete with Schwab for discount broker clients, including E-Trade, AmeriTrade, Quick & Reily, Datek and most recently, Merrill Lynch & Co.


ONLINE BROKERS

There are approximately 30 online brokerage firms nationwide and this number is growing quickly. As this segment further matures, the companies that provide the highest quality customer service, the most state-of-the-art technology and the most competitive fee structures will be the leaders in the market.

MARKETING STRATEGY


Split Second's management understands that targeted advertising will play a critical role in gaining market share and a strong presence in Split Second online industry. With this in mind, Split Second intends to develop an aggressive, comprehensive marketing plan to build its market and educate customers as well as developing brand name recognition and loyalty. Split Second's advertising programs will be designed to capture market shares and provide "brand name" recognition.


EMPLOYEES


As of February 1, 2000, Split Second had one part-time employee.


LEGAL PROCEEDINGS


Split Second is not currently subject to any legal proceedings.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


The following table sets forth certain information with respect to the directors and executive officers of Split Second:


George Carapella            49                Chief Executive Officer and Chief
                                              Operating Officer, Secretary and
                                              Director


A director is elected for a period of one year at Split Second's annual meeting of shareholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation. Officers are appointed by, and serve at the discretion of, the Board of Directors. Split Second's director does not presently receive any compensation his services as director.

Set forth below is a biographical description of Split Second's director and executive officer.

GEORGE CARAPELLA has served as Chief Executive Officer, Chief Operating Officer and director of Split Second since its formation in January 1999. Mr. Carapella is presently also the Chief Executive Officer, President and Director of TravelLink Services, Inc., a Tampa, Florida based company formed in April 1999 that provides a travel referral program for the benefit of travel agents. Mr. Carapella's responsibilities at TravelLink include marketing, development and strategic planning. In May, 2000, TravelLink acquired Bay Area Travel, Inc., a Tampa based provider of travel services. On August 12, 2000, Bay Area Travel filed for protection under Chapter 11 of the United States Bankruptcy Code. From 1995 to 1998, Mr. Carapella was the Director of Footcare Centers of America, Inc, a Florida corporation developed to consolidate the podiatric industry. He assisted Footcare Centers in developing its marketing program and choosing strategic management partners to evolve Footcare Centers to the point where underwriters and investment bankers would consider financing Footcare Centers.

From 1990 to 1995, Mr. Carapella founded and served as the Chief Executive Officer and a Director of 1-800-Low Airfare. This company was formed to provide air travel programs for the consumer's benefit at cost effective rates by implementing a marketing program through the use of vanity numbers, which are used to market travel such as 1-800-fly-wings and # Fly, and then negotiating rates with the airlines to provide the most cost effective fares available in the market. Mr. Carapella sold his remaining interest in 1-800 Low Airfare in 1995.


EXECUTIVE COMPENSATION

The following table sets forth the compensation payable to Split Second's management:



Name and Principal Position                 Year                Salary                Other Compensation
---------------------------                 ----               --------            ------------------------
GEORGE CARAPELLA                            1999               $ 10,000
EXECUTIVE OFFICER,                          2000(4)            $120,000(4)         $400/MONTH CAR ALLOWANCE
CHIEF OPERATING OFFICER, SECRETARY


---------------
(4) Based upon part-time employment of approximately 20 hours per week. See "Employment Agreements."


Split Second has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees but the Board of Directors may recommend one or more such programs for adoption in the future.


DIRECTOR COMPENSATION


Directors of Split Second who are not salaried officers will receive no fee for attending each Board meeting or meeting of a committee of the Board. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. In the future, Split Second reserves the right to issue shares of Split Second's common stock to non-officer Board members for their agreement to become a Board member.


EMPLOYMENT AGREEMENTS


In December 1999, Mr. Carapella entered into a three year Employment Agreement at a base salary of $120,000 per year, with cost of living increases for years 2 and 3. Mr. Carapella's salary is based upon his devoting approximately half his time to Split Second and half to his other employer, Travel Link Services, Inc. Mr. Carapella also receives an auto allowance of $400 per month, medical insurance coverage and inclusion in a 401K plan if Split Second implements such a program.

PRINCIPAL SHAREHOLDERS


The following table sets forth certain information regarding beneficial ownership of Split Second's common stock as of the date of this Prospectus by
(a) each person known by Split Second to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) by each officer and director of Split Second, and (c) by all officers and directors of Split Second as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite his, her or its name.




                                                                             Percent of              Percent of
                                         Amount and Nature of               Class Before            Class After
Name of Beneficial Owner                 Beneficial Ownership(5)              Offering               Offering
------------------------                 --------------------               ------------            -----------
George Carapella                              4,000,000                          100%                    80%
3818 S. Nine Drive,
Valrico, Florida 33594.

All Officers and
Directors as a Group (one person)             4,000,000                          100%                    80%


---------------
(5) The persons named in the table have sole voting and investment power with respect to all shares of common stock

SELLING SHAREHOLDERS


Mr. Carapella, Split Second's founder, sole Board member and Chief Executive Officer, is registering for sale 1,000,000 of his 4,000,000 shares. Mr. Carapella has agreed with Split Second that he will not sell any of his Shares until Split Second has sold all 1,000,000 Shares offered by Split Second. Assuming Split Second sells all 1,000,000 Shares and Mr. Carapella sells all 1,000,000 Shares he is registering, Mr. Carapella will still own 60% of Split Second's then issued and outstanding common stock. Split Second is paying all costs and expenses associated with registering for sale Mr. Carapella's Shares.


DESCRIPTION OF SECURITIES


The following description contains the material terms of Split Second's Articles of Incorporation and By-laws relating to Split Second's capital stock. The summary is qualified in its entirety by reference to Split Second's Articles of Incorporation and By-laws, copies of which have been filed as Exhibits to the Registration Statement of which this prospectus is a part.

COMMON STOCK


Split Second is authorized to issue 50,000,000 shares of common stock, $.001 par value per share. No preferred stock or other security is authorized. As of the date of this prospectus, prior to giving effect to the securities to be issued in this offering, there are 4,000,000 shares of common stock issued and outstanding, all of which are held by Mr. Carapella. Holders of shares of common stock are entitled to one vote per share of common stock on all matters submitted to a vote of the stockholders, and to receive dividends when declared by our Board of Directors. Upon the liquidation, dissolution or winding up of Split Second, holders of shares of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of Split Second and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of shares of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights. See "Risk Factors" and "Dividend Policy."


SHARES ELIGIBLE FOR FUTURE SALE


All shares of common stock being offered hereby will be immediately tradable without restriction or further registration under the Securities Act of 1933. The outstanding shares of common stock include 4,000,000 shares of common stock outstanding deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, in that those shares were purchased or acquired by such stockholders of Split Second in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. All of such restricted Shares of common stock are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule.

In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Split Second, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Split Second or an affiliate of Split Second. The number of shares of common stock which may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Split Second (and who has not been an affiliate of Split Second for 90 days prior to the sale) and who has beneficially owned shares acquired from Split Second or an affiliate of Split Second for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.


No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Split Second's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair Split Second's ability to raise capital through the sale of its equity securities.


TRANSFER AND WARRANT AGENT


Corporate Stock Transfer, Inc. a Colorado based transfer agent will provide services to Split Second. Corporate Stock Transfer is located at 3200 Cherry creek Drive South, Suite 430, Denver, Colorado 80209 and their telephone number is (303) 282-4800 with a contact person of Carylyn Bell or Sally Rogers.


LEGAL MATTERS


The validity of the shares offered hereby will be passed upon for Split Second by David M. Jeffries, an attorney with the law firm of Bush Ross Gardner Warren & Rudy, P.A., 220 S. Franklin Street, Tampa, Florida 33602.


EXPERTS


The audited balance sheets of Split Second were prepared by Baumann Stahl & Raymondo & Company, P.A., 11210 N. Dale Mabry, Tampa, Florida 33618 and the related Statements of Operations, Statements of Stockholder's Equity and Statements of Cash Flows have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


ADDITIONAL INFORMATION


Split Second has filed with the SEC a Registration Statement under the Securities Act with respect to the shares it is offering to sell. This prospectus omits certain information contained in the Registration Statement and the attached exhibits, and references are made to the Registration Statement and the attached exhibits for further information with respect to Split Second and the shares it is offering to sell. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements (as well as proxy reports and other information when filed) filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the SEC's Website (http://www.sec.gov). At the date hereof, Split Second was not a reporting company under the Exchange Act.

                           SPLIT SECOND TRADING, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 -------------

                              FINANCIAL STATEMENTS

                                 TOGETHER WITH

                             REPORT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS


                               DECEMBER 31, 1999

                                    CONTENTS

                                                                          PAGE
                                                                          ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         F-1

FINANCIAL STATEMENTS -

    BALANCE SHEET                                                          F-2

    STATEMENT OF OPERATIONS                                                F-3

    STATEMENT OF CASH FLOWS                                                F-4

    STATEMENT OF STOCKHOLDERS' EQUITY                                      F-5

NOTES TO FINANCIAL STATEMENTS                                              F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Split Second Trading, Inc.
Tampa, Florida


We have audited the accompanying balance sheet of Split Second Trading, Inc. (a development stage company) as of December 31, 1999, and the related statements of operations, cash flows and stockholder's equity for the period from January 6, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Split Second Trading, Inc. at December 31, 1999 and the result of its operations, and its cash flows in conformity with generally accepted accounting principles.





/s/ Baumann, Stahl, Raymondo & Company, P.A.
--------------------------------------------
BAUMANN, STAHL, RAYMONDO & COMPANY, P.A.
Tampa, Florida
January 6, 2000

                           SPLIT SECOND TRADING, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                DECEMBER 31, 1999




                                     ASSETS

                                                                                        (UNAUDITED)
                                                                      DECEMBER 31,       JUNE 30,
                                                                          1999             2000
                                                                      ------------      -----------
CURRENT ASSETS
      Deferred offering costs                                           $  5,000         $ 18,869
                                                                        --------         --------

             Total current assets                                          5,000           18,869
                                                                        --------         --------

                   TOTAL ASSETS                                         $  5,000         $ 18,869
                                                                        ========         ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
      Accounts payable                                                  $  3,085         $ 13,508
      Accrued salaries                                                    10,000           70,000
      Loan payable - related party                                            --           10,412
      Other accrued expenses                                                 400            2,800
                                                                        --------         --------

             Total current liabilities                                    13,485           96,720
                                                                        --------         --------
STOCKHOLDER'S EQUITY
      Common stock, $.001 par value, 50,000,000 shares
             authorized, 4,000,000 shares issued and outstanding           4,000            4,000
      Additional paid-in capital                                           5,000            5,000
      Accumulated deficit during development stage                       (17,485)         (86,851)
                                                                        --------         --------

             Total stockholder's equity                                   (8,485)         (77,851)
                                                                        --------         --------

                   LIABILITIES AND STOCKHOLDER'S EQUITY                 $  5,000         $ 18,869
                                                                        ========         ========






            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                          of this financial statement.

                           SPLIT SECOND TRADING, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                JANUARY 6, 1999 (Inception) TO DECEMBER 31, 1999




                                                                                                   JAN. 6, 1999
                                                                            (UNAUDITED)           (INCEPTION) TO
                                                    DECEMBER 31,             JUNE 30,                JUNE 30,
                                                        1999                   2000                    2000
                                                    -----------             -----------             -----------
REVENUE                                             $        --             $        --             $        --
                                                    -----------             -----------             -----------
OPERATING EXPENSES
     Salaries and benefits                               10,000                  60,000                  70,000
     Legal and accounting                                 2,830                   4,991                   7,821
     Organization costs                                   4,255                      --                   4,255
     Public company expenses                                 --                   1,914                   1,914
     Other expenses                                         400                   2,461                   2,861
                                                    -----------             -----------             -----------

     TOTAL OPERATING EXPENSES                            17,485                  69,366                  86,851
                                                    -----------             -----------             -----------

NET (LOSS)                                          $   (17,485)            $   (69,366)            $   (86,851)
                                                    ===========             ===========             ===========

EARNINGS PER COMMON SHARE                           $       NIL             $     (0.02)            $     (0.02)
                                                    ===========             ===========             ===========

WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING                        4,000,000               4,000,000               4,000,000
                                                    ===========             ===========             ===========










            Read report of independent certified public accountants.
                  The accompanying notes are an integral part
                          of this financial statement.

                           SPLIT SECOND TRADING, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                JANUARY 6, 1999 (Inception) TO DECEMBER 31, 1999



                                                                                                JAN. 6, 1999
                                                                              (UNAUDITED)      (INCEPTION) TO
                                                             DECEMBER 31,       JUNE 30,          JUNE 30,
                                                                1999              2000              2000
                                                             ------------     -----------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                 $(17,485)         $(69,366)         $(86,851)

     Adjustments to reconcile net loss to net cash
        provided by operating activities:
           Stock issued in exchange for services                 4,000                --             4,000

     (Increase) decrease in current assets:
        Deferred offering costs                                 (5,000)          (13,869)          (18,869)

     Increase (decrease) in current liabilities
        Accounts payable                                         3,085            10,423            13,508
        Accrued salaries                                        10,000            60,000            70,000
        Other accrued expenses                                     400             2,400             2,800
                                                              --------          --------          --------
           Total adjustments                                    12,485            58,954            71,439
                                                              --------          --------          --------

        Net cash flows (used) by operating activities           (5,000)          (10,412)          (15,412)
                                                              --------          --------          --------
     CASH FLOWS FROM INVESTING ACTIVITIES
        Loan from related party                                     --            10,412            10,412
        Contributed capital                                      5,000                --             5,000
                                                              --------          --------          --------

        Net cash flows from investing activities                 5,000            10,412            15,412
                                                              --------          --------          --------

     CASH FLOWS FROM FINANCING ACTIVITIES                           --                --                --
                                                              --------          --------          --------

     NET INCREASE IN CASH                                     $     --          $     --          $     --
                                                              ========          ========          ========





            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                          of this financial statement.

                           SPLIT SECOND TRADING, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDER'S EQUITY
              FROM JANUARY 6, 1999 (Inception) TO DECEMBER 31, 1999




                                                                                                        ACCUMULATED
                                                                                                        LOSS DURING
                                                COMMON                               PAID-IN            DEVELOPMENT
                                                SHARES           CAPITAL             CAPITAL               STAGE
                                               ---------       -----------         ------------        --------------
STOCK ISSUANCES:

    Issuance of common stock to
      George Carapella in exchange
      for organization efforts                 4,000,000       $     4,000         $         --        $           --
    Cash payment for expenses paid
      by George Carapella                             --                --                5,000                    --
    Loss during development stage                     --                --                   --               (17,485)
                                               ---------       -----------         ------------        --------------
      DECEMBER 31, 1999                        4,000,000             4,000                5,000               (17,485)

    Loss during the period (unaudited)                                                                        (69,366)
                                               ---------       -----------         ------------        --------------

      JUNE 30, 2000 (UNAUDITED)                4,000,000       $     4,000         $      5,020        $      (86,851)
                                               =========       ===========         ============        ==============




















            Read report of independent certified public accountants.
                  The accompanying notes are an integral part
                         of these financial statements.

                          SPLIT SECOND TRADING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENT
                               DECEMBER 31, 1999


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations


Split Second Trading, Inc., a Florida corporation organized January 6, 1999, ("Split Second"), is a development stage company, and as such has devoted most of its efforts since its inception in developing its business plan, issuing common stock, raising capital and obtaining financing, establishing its accounting systems, and other administrative functions.


Cash and Cash Equivalents


For purposes of the statement of cash flows, Split Second considers amounts held by financial institutions and short term investments with an original maturity of 90 days or less to be cash and cash equivalents.


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes


The Split Second records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates. Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

As of December 31, 1999 no deferred taxes were recorded in the accompanying financial statements.


NOTE  C -  RELATED PARTY TRANSACTIONS


On January 6, 1999, the Split Second issued 4,000,000 shares of its $.001 par value common stock to George Carapella, its chief executive officer, and acting chief operating officer in exchange for organization efforts of the Split Second.

In October 1999, Mr. Carapella paid a $5,000 retainer the one of Split Second's attorneys in behalf of Split Second, which Mr. Carapella considers an additional capital contribution to Split Second.


         Read report of independent certified public accountants.

                          SPLIT SECOND TRADING, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENT
                               DECEMBER 31, 1999


NOTE  C -  RELATED PARTY TRANSACTIONS (CONTINUED)


In December 1999, the Split Second has established a 3-year employment agreement with Mr. Carapella with a base salary of $120,000, which includes cost of living increases, auto allowance, medical insurance coverage and inclusion in a future 401K plan.


NOTE D - STOCK OPTION PLAN


In December 1999, the Split Second established a 10-year stock option plan, whereby up to 1,000,000 shares of the Split Second's $.001 par value common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to Split Second. No options have been granted under this plan.

                                    PART II


ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 607.0850(1) of the Florida Business Corporation Act (the "Corporation Act") provides that a Florida corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.


         Section 607.0850(2) provides that a Delaware Florida corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 607.085 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.085 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. with the action.

         Split Second's Certificate of Incorporation and By-laws provide that Split Second shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 607.085 of the Corporation Act. Reference is made to the Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table sets forth the expenses to be borne by Split Second in connection with the issuance and distribution of the Shares pursuant to the Offering. Split Second will pay all costs and expenses associated with registering Mr. Carapella's shares.



SEC registration fee                           $264.00

NASD filing fee                                $

NASDAQ SmallCap Market fee                     $

Estimated Legal fees and expenses              $15,000

Estimated Accounting fees                      $ 2,000

Estimated Blue Sky fees and expenses           $ 1,000

Estimated Printing and engraving expenses      $ 2,000

Estimated Miscellaneous                        $ 4,736

           Total fees and expenses             $25,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


On January 6, 1999, Split Second issued 4,000,000 Shares of its Common Stock to George Carapella in exchange for services to be rendered to Split Second.


ITEM 27. EXHIBITS

          3(i)    Article of Incorporation
           (ii)   By-Laws


          5       Opinion on Legality


         10       Employment Agreement with George Carapella

         23       Accountant's Consent

         27.1     Financial Statements, December 31, 1999

         27.2     Financial Statements, June 30, 2000 (Unaudited)

ITEM 28. UNDERTAKINGS

         1. The Registrant will, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


                  (a) Include any prospectus required by Section 10(a) (3) of the Securities Act;



                  (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (c) Include any additional or changed material information on the plan of distribution.


         2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         4. The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.


         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the SEC declared it effective.

                                   SIGNATURES



Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Tampa, State of Florida on the 25th day of August, 2000.


                                      SPLIT SECOND TRADING, INC.


                                      By: /s/ George Carapella
                                         --------------------------------------
                                      George Carapella, Chief Executive Officer
                                      Chief Operating Officer,
                                      Secretary and Director

------------------ COMPARISON OF FOOTNOTES ------------------

-FOOTNOTE 1-

Assumes that Split Second sells the shares for $.50 per Share maximum offering price.


-FOOTNOTE 2-
Consisting of $5,000 in cash and $4,000 in services.

-FOOTNOTE 3-

Assumes sale of 1,000,000 shares of common stock at $.50 per share, less expenses estimated to aggregate $25,000.

-FOOTNOTE 4-

Based upon part-time employment of approximately 20 hours per week. See "Employment Agreements."

-FOOTNOTE 5-

The persons named in the table have sole voting and investment power with respect to all shares of common stock